                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 16, 2000

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                               Initial Depositor
             (Exact name of registrant as specified in its charter)

                        Pharmaceutical HOLDRS(SM) Trust
                     (Issuer with respect to the receipts)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                   333-95805
                                   333-92161
                           (Commission File Number)

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
             (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)



                               Page 1 of 5 pages.
                      The Exhibit Index appears at Page 4.
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Item 5. Other Events

          On June 19, 2000, Pfizer Inc. completed its acquisition of Warner-Lambert Company, exchanging 2.75 shares of Pfizer common stock for each share of Warner-Lambert common stock. As a result, the eight shares of Warner Lambert previously represented in each round-lot of 100 Pharmaceutical HOLDRS have been exchanged for 22 shares of Pfizer. The share amount of Pfizer represented by a round-lot of 100 Pharmaceutical Holders is now 58.

          On March 16, 2000, Biovail Corporation International changed its name to Biovail Corporation.

          On May 23, 2000 King Pharmaceuticals, Inc. began trading on the New York Stock Exchange under the symbol "KG".

          In March 2000, Monsanto Company merged with Pharmacia & Upjohn, Inc., creating the combined company Pharmacia Corporation. As a result, shares of Pharmacia Corporation were distributed to holders of Pharmaceutical HOLDRS and shares of common stock of Pharmacia & Upjohn are no longer represented in the Pharmaceutical HOLDRS.

          The share amounts set forth in Exhibit 99 below reflect all previous stock splits. The stock prices in the tables set forth in Annex A of the base prospectus will not be adjusted to account for the stock splits.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits

              (99) Pharmaceutical HOLDRS(SM) Trust Prospectus Supplement dated
                   June 30, 2000 to Prospectus dated January 31, 2000.






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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MERRILL LYNCH, PIERCE, FENNER &
                                     SMITH INCORPORATED



Date:  June 30, 2000          By:   /s/ STEPHEN G. BODURTHA
                                    -----------------------
                                    Name:   Stephen G. Bodurtha
                                    Title:  Attorney-in-Fact






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                                 EXHIBIT INDEX

Number and Description of Exhibit                    Sequential
---------------------------------                    Page Number
                                                     -----------


(99) Pharmaceutical HOLDRS(SM) Trust Prospectus      Pg. 5
Supplement dated June 30, 2000 to
Prospectus dated January 31, 2000.










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